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                                                                    EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                          AS OF THE DISTRIBUTION DATE


                                                                 PERCENTAGE OF
                                                                 VOTING STOCK
                                                                    OWNED OR
                                                  PLACE OF       CONTROLLED BY
NAME                                            INCORPORATION    THE REGISTRANT
----                                            -------------    --------------
Midas Group, Inc. (Registrant) ...............    Delaware
 Midas International Corporation .............    Delaware            100
  Midas Euro, Inc. ...........................    Delaware            100
  Midas FSC, Inc. ............................    Barbados            100
  Midas Realty Corporation ...................    Delaware            100
   Midas Properties, Inc. ....................    New York            100
  Muffler Corporation of America .............    Illinois            100
  Midas Mufflers (Vic.) Pty. Ltd. ............    Australia           100
   Midas Australia Pty. Ltd. .................    Australia           100
  Midas Illinois, Inc. .......................    Illinois            100
  Midas Europe S.A.M. ........................    Monaco              100
  Midas Italy, Inc. ..........................    Delaware            100
   Midas Italia S.R.L. .......................    Italy               100
  Midas Spain, Inc. ..........................    Delaware            100
 MDS Automotive Holdings B.V. ...............     Netherlands         100
   Midas Automotive International B.V. .......    Netherlands         100
    Midas France S.A. ........................    France              100
    Midas S.A. ...............................    Belgium             100
    Carex Uitlaatcenter N.V. .................    Belgium             100
    Midas Canada Holdings, Ltd. ..............    Canada              100
     Midas Canada, Inc. ......................    Canada              100
      Midas Silenciador, S.A. ................    Spain               100
      Midas Realty Corp. of Canada, Inc. .....    Canada              100
    Midas Autoservice GmbH ...................    Austria             100
    Midas Schweiz AG .........................    Switzerland         100

  The names of certain subsidiaries are omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.